SHRINK’S GOAL OF "SOLARIZING" SURFACES WITH PATENT PENDING SOLAR TECHNOLOGY TO INITIALLY FOCUS ON POWER PRODUCING RESIDENTIAL AND COMMERCIAL WINDOWS AND INCREASING THE EFFICIENCY OF FLAT PANEL SOLAR SYSTEMS

SHRINK NANOTECHNOLOGIES’ PROGRESS WITH SOLAR TECHNOLOGY LEADS TO THE FORMATION OF SHRINK SOLAR LLC, A WHOLLY OWNED SUBSIDIARY

CARLSBAD, CA – April 29, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB:INKND; INKN), an innovative nanotechnology company developing products and licensing opportunities in the solar energy production, medical diagnostics and sensors and biotechnology research and development tools businesses, announced today the formation of a new wholly-owned subsidiary called Shrink Solar LLC, which is focused on commercializing its solar technologies.

Using the Company's breakthrough nano-structured solar film designs, Shrink’s unique solar concentrator designs, which will now be held in Shrink’s new wholly owned “Shrink Solar LLC” operating unit, will soon enable solar consumers to add “energy-producing abilities” to products already in production, from rooftop applications to windows and beyond.  Imagine a window that produces power.  Imagine a traditional silicon rooftop solar array that was made efficient enough, so much so, that it made real economic sense to invest in a solar system in the first place.

“Shrink Solar’s goal is to transform the $37 Billion solar energy production market worldwide by designing and selling our solar concentrators as a low cost performance enhancing add-on device, to   create more wattage per square meter, for existing mono and poly crystalline solar cell arrays,” said Mark L. Baum, CEO of Shrink Nanotechnologies, Inc. “Whereas silicon is only able to absorb a very narrow band of the available light produced from the Sun, Shrink’s “tuned” nano-crystal solar concentrator technology – which is non-optical – in other words it does not rely on mirrors, a lens or a tracking device – gathers the part of the light spectrum that silicon is unable to absorb – and then it converts that energy spectrum into a usable form (a re-emission) which become usable power.”

Baum added, “Many months ago we formed a relationship with Inabata America, primarily to leverage Inabata’s vast development and marketing resources to assist us as we went from the idea stage to prototype and then eventually to market.  Now that we have made significant progress, and we expect to soon discuss this progress in more detail, we are establishing additional industry relationships to assist us in bringing this true “next generation” solar energy systems to market.”

Using Shrink Solar’s patent-pending nanocrystal-based technology, Shrink’s technologies enhances silicon’s ability to absorb sunlight and convert it to electricity. Shrink’s non-optical systems are a first-in-class solar concentrator that can boost energy production from legacy silicon PV systems by optimizing the light for absorption by silicon.  A newly formed Renewable Energy Team, comprised of distinguished academic and industry collaborators, will provide dedicated management support. For more information on Shrink Solar LLC, please visit www.shrinksolar.com.

About Shrink Nanotechnologies, Inc.

Shrink is a first of its kind FIGA™ organization. FIGA companies bring together diverse contributions from leaders in the worlds of finance, industry, government and academia. Shrink’s technologies and solutions, including its diverse advanced plastic substrates, nano-devices and biotech research tools, among others, are designed to be ultra-functional and mechanically superior in the solar energy, environmental detection, stem cell research tools and biotechnology device markets. The Company’s products are based on a pre-stressed plastic called NanoShrink™, and on a patent-pending manufacturing process called the ShrinkChip Manufacturing Solution™. Shrink’s unique materials and manufacturing solution represents a new paradigm in the rapid design, low-cost fabrication and manufacture of nano-scale devices for numerous significant markets.

To learn more about Shrink Nanotechnologies, Inc. or to download the most up-to-date shareholder kit, please visit at www.shrinknano.com and www.shrinksolar.com.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink's ability to obtain additional financing and to build and develop markets for Shrink's technologies and products. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink's success are more fully disclosed in Shrink's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
For Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205

See also:

http://www.shrinksolar.com/blog/

http://www.shrinknano.com/products/product-tools

http://www.shrinknano.com/products/product-diagnostics

http://www.shrinknano.com/tech

http://www.shrinknano.com/tr35-a-children%E2%80%99s-toy-inspires-a-cheap-easy-production-method-for-high-tech-diagnostic-chips

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